Exhibit 99.1

Goodness Growth Holdings Announces Voluntary Conversion

of Super Voting Shares by its Executive Chairman

MINNEAPOLIS – August 3, 2023 – Goodness Growth Holdings, Inc. ("Goodness Growth" or the "Company") (CSE: GDNS; OTCQX: GDNSF), a cannabis company committed to providing safe access, quality products and great value to its customers, today announced that its Executive Chairman, Dr. Kyle Kingsley, has voluntarily converted of all of his 65,411 Super Voting Shares and, in connection therewith, the Company has issued to Dr. Kingsley 6,541,100 Subordinate Voting Shares of Goodness Growth’s capital stock. Dr. Kingsley originally acquired the Super Voting Shares in connection with the business combination of the Company completed on March 18, 2019. The voluntary conversion is related to a recent financing undertaken by the Company and Dr. Kingsley's financial interest in Goodness Growth will not change following the conversion.

Prior to giving effect to the completion of the voluntary conversion, Dr. Kingsley owns or controls, directly or indirectly, 0 Subordinate Voting Shares (calculated on a partially diluted basis, assuming in the calculation of Dr. Kingsley's holdings and the calculation of outstanding Subordinate Voting Shares, the conversion of all Super Voting Shares, but no other securities, being approximately 0% of the outstanding Subordinate Voting Shares) and 65,411 Super Voting Shares of the Company (being 100% of the outstanding Super Voting Shares of the Company). After giving effect to the completion of the voluntary conversion, Dr. Kingsley will own, directly or indirectly, and exercise control over 6,541,100 Subordinate Voting Shares, representing approximately 6.042% of the outstanding Subordinate Voting Shares and will no longer own, directly or indirectly, or exercise control over any Super Voting Shares.

The Super Voting Shares were converted pursuant to their terms for no further consideration. The Subordinate Voting Shares owned by Dr. Kingsley are held for investment purposes only. Depending upon the circumstances, Dr. Kingsley may, from time to time, acquire additional securities or related financial instruments of Goodness Growth or dispose of all or a portion of the securities or related financial instruments of Goodness Growth previously acquired.

A copy of the early warning report will be filed by Dr. Kingsley under the Company's profile on SEDAR+ at www.sedarplus.ca.

About Goodness Growth Holdings, Inc.

Goodness Growth Holdings, Inc. is a cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. The Company is evolving with the industry and is in the midst of a transformation to being significantly more customer-centric across its operations, which include cultivation, manufacturing, wholesale and retail business lines. Today, the Company is licensed to grow, process, and/or distribute cannabis in four markets and operates 14 dispensaries in three states. For more information about Goodness Growth Holdings, please visit www.goodnessgrowth.com.

Forward-Looking Statements

This press release contains “forward-looking information” within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, such information is being provided as preliminary financial results and the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “should,” “believe,” “could,” “looking forward,” “may,” “continue,” “expect,” “will,” “subject to,” and variations of such words and phrases, or any verbs in the future tense. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Goodness Growth or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Forward-looking information is based upon a number of estimates and assumptions of Goodness Growth’s management team, believed but not certain to be reasonable, in light of management’s experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although Goodness Growth believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because Goodness Growth can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, risks related to the timing of adult-use legislation in markets where the Company currently operates; current and future market conditions, including the market price of the subordinate voting shares Goodness Growth; risks related to epidemics and pandemics, federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws and regulations in the United States relating to cannabis operations in the United States and any changes to such laws or regulations; operational, regulatory and other risks; execution of business strategy; management of growth; difficulties inherent in forecasting future events; conflicts of interest; risks inherent in an agricultural business; risks inherent in a manufacturing business; liquidity risks and other risk factors set out in Goodness Growth's Annual Report for the year ended December 31, 2022, which are available, if applicable, on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under Goodness Growth’s company profile on SEDAR+ at www.sedarplus.ca.

The statements in this press release are made as of the date of this release. Except as required by law, Goodness Growth undertakes no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.

Contact Information

Investor Inquiries:

Sam Gibbons

Chief of Staff, VP Investor Relations

samgibbons@goodnessgrowth.com

(612) 314-8995

Media Inquiries:

Amanda Hutcheson

Corporate Communications

amandahutcheson@goodnessgrowth.com

(919) 815-1476